****** SERVICING CERTIFICATE AND  STATEMENT TO CERTIFICATEHOLDERS ****** Page 5

MLCC Mortgage Investors, Inc.
ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1
                                       Current pass-through rates:
Investor Certificates, Series 1996-1   LIBOR + 0.23%       5.66750%

  Current Collection Period:  17-July-96 to 16-August-96
  P & S Agreement Date:                        01-Apr-96

  Original Closing Date:                       25-Jul-96
  Distribution Date:                           26-Aug-96

Note: A Rapid Amortization Event has not occured since the prior Distribution Date.

                          32  -- Accrual Days
LIBOR   5.43750%     8.99482% -- Net Loan Rate
WAC     9.49482%     8.89482% -- Alternate Certificate Rate

Investor Floating Allocation Percentage   91.111352%
Investor Fixed Allocation Percentage      98.000000%

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
 1       Beginning Pool Balance                                                    (P&S 4.01xx, 5.03xii)        312,240,252.43
 2       Beginning Pool Factor                                                                                      107.475521%
 3       Beginning Invested Amount                                                         (P&S 4.01xxi)        284,486,314.52
 4       Beginning Seller Interest                                                                               27,753,937.91
 5       Beginning Certificate Principal Balance (INSURED AMOUNT)                         (P&S 4.01xxix)        284,486,314.52
 6       Beginning Overcollateralization Amount                                                                           0.00
 7       Minimum Seller Interest                                                                                  5,811,204.77
 8       Required Amount                                                          (P&S  4.01xxii, 5.03x)          5,810,444.10
 9       Seller Subordinated Amount                                              (P&S 4.01xxiii, 5.03xi)          5,810,444.10
         Collection Amounts
10       Aggregate of all Trust Interest Collections                                         (P&S 4.01i)          2,582,925.25
11       Aggregate of all Trust Principal Collections                                       (P&S 4.01ii)         20,581,602.55
12       Aggregate of any Trust Insurance Proceeds                                         (P&S 4.01iii)                  0.00
13       Aggregate of any Net Trust Liquidation Proceeds                                    (P&S 4.01iv)                  0.00
14       Aggregate of Transfer Deposits                                                      (P&S 4.01v)                  0.00
15       Monthly Advance For Such Distribution Date                                 (P&S 4.01vi, 5.03xv)           (181,394.33)
16 i.    Available Distribution Amount (10+11+12+13+14+15)                                 (P&S 4.01vii)         22,983,133.47
   ii.   Distribution to Trustee                                                                                  2,401,530.92
17       Monthly Advance Reimbursement Amount                                             (P&S 4.01viii)                  0.00
18       Investor Loss Amount                                                            (P&S 4.01xviii)                  0.00
19       Current Investor Loss Distribution Amount                                                                        0.00
20       Current Month Additional Balances                                               (P&S 4.01xxvii)         23,109,913.25
21       Available Excess Interest (10+15-24i-25ii-26ii)                                                            729,600.78
22       Liquidation Loss Amounts                                                                                         0.00
23       Aggregate of Liquidation Loss & Investor Loss Amounts (22+18)                   (P&S 4.01xviii)                  0.00

         Distribution Amounts
24 i.    Total Amount to Certificate Insurer                                                                         25,287.67
   ii.   Monthly Insurance Premium                                                                                   25,287.67
   iii.  Reimbursement Amount                                                              (P&S 4.01xxx)                  0.00

25 i.    Investor Certificate Distribution Amount (25v+25x)                                  (P&S 5.03i)          1,433,178.83
   ii.   Certificate Formula Interest                                                       (P&S 4.01xi)          1,433,178.83
   iii.  Certificate Interest Collections                                                    (P&S 4.01x)          2,188,067.28
   iv.   Unpaid Certificate Interest Shortfall Included in 25i                            (P&S 4.01xiii)                  0.00
   v.    Total Certificate Distribution Allocable to Interest (25ii+25iv)                                         1,433,178.83
   vi.   Maximum Principal Payment                                                        (P&S 4.01xvii)         20,169,970.50
   vii.  Alternative Principal Payment                                                    (P&S 4.01xvii)                  0.00
   viii. Scheduled Principal Collections Payment                                          (P&S 4.01xvii)                  0.00
   ix.   Accelerated Principal Distribution Amount                                         (P&S 4.01xvi)                  0.00
   x.    Total Certificate Distribution Allocable to Principal (19+25viii+25ix)                                           0.00

26 i.    Seller Distribution Amount                                                                                 943,064.42
   ii.   Seller Interest Collections (10+15-19-25iii)                                       (P&S 4.01xv)            213,463.64
   iii.  Residual Amount included in 26i                                                  (P&S 4.01xxxi)            729,600.78
   iv.   Seller Principal Collections (11-25viii)                                           (P&S 4.01xv)                  0.00

27       Unpaid Certificate Interest Shortfall Due (From Previous Distributions)           (P&S 4.01xii)                  0.00
28       Investor Loss Reduction Amount (From Previous Distributions)                      (P&S 4.01xix)                  0.00
29       Liquidation Loss Amounts (From Previous Distributions)                         (P&S 4.01 xxxvi)                     0
30       Cumulative Number of all Retransferred Mortgage Loans
          (From Previous Distributions)                                         (P&S 4.01xxxvii, 5.03xx)                     0
31       Cumulative Retransferred Mortgage Loan Trust Balances
          (From Previous Distributions)                                         (P&S 4.01xxxvii, 5.03xx)                  0.00

32       Unpaid Certificate Interest Shortfall (Carryover)                                 (P&S 4.01xiv)                  0.00
33       Number of all Retransferred Mortgage Loans (Current Retransfer Date)   (P&S 4.01xxxvii, 5.03xx)                     0
34       Retransferred Mortgage Loan Trust Balances (Current Retransfer Date)   (P&S 4.01xxxvii, 5.03xx)                  0.00

35       Ending Pool Balance                                                               (P&S 5.03xii)        314,768,563.13
36       Ending Pool Factor                                                        (P&S 4.01xxv, 5.03ix)            108.345785%
37       Ending Invested Amount                                                                                 284,486,314.52
38       Ending Seller Interest                                                           (P&S 4.01xxvi)         30,282,248.61
39       Ending Certificate Principal Balance (INSURED AMOUNT)                   (P&S 4.01xxv, 4.01xxix)        284,486,314.52
40       Ending Overcollateralization Amount                                    (P&S 4.01xxiv, 5.03xiii)                  0.00

****** SERVICING CERTIFICATE AND  STATEMENT TO CERTIFICATEHOLDERS ******  Page 6

MLCC Mortgage Investors, Inc.
ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1
                                                   Current pass-through rates:
Investor Certificates, Series 1996-1               LIBOR + 0.23%       5.66750%

Current Collection Period:  17-July-96 to 16-August-96
P & S Agreement Date:       01-Apr-96

Original Closing Date:                       25-Jul-96
Distribution Date:                           26-Aug-96

Note: A Rapid Amortization Event has not occured since the prior Distribution Date.

                             32  -- Accrual Days
LIBOR      5.43750%     8.99482% -- Net Loan Rate
WAC        9.49482%     8.89482% -- Alternate Certificate Rate

 Investor Floating Allocation Percentage                      91.111352%
 Investor Fixed Allocation Percentage                         98.000000%
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Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)

41 i.    Total Certificate Distribution Amount Allocable to Interest                                 (P&S 5.03ii)         5.033802
   ii.   Unpaid Certificate Interest Shortfall Included in Current Distribution                     (P&S 5.03iii)         0.000000
   iii.  Unpaid Certificate Interest Shortfall Remaining after Current
          Distribution (Carryover)                                                                   (P&S 5.03iv)         0.000000

42 i.    Total Certificate Distribution Allocable to Principal                                        (P&S 5.03v)         0.000000
   ii.   Scheduled Principal Collections Payment                                                      (P&S 5.03v)         0.000000
   iii.  Accelerated Principal Distribution Amount                                                    (P&S 5.03v)         0.000000

43 i.    Reimbursed Investor Loss Reduction Amounts Included in Current Distribution                 (P&S 5.03vi)         0.000000
   ii.   Investor Loss Reduction Amounts after Current Distribution (Carryover)                     (P&S 5.03vii)         0.000000

44       Servicing Fee                                                                              (P&S 5.03xiv)       132,595.18
45       Cumulative Monthly Advance by Servicer                                                                       1,165,995.39
46       Amount of Insured Payments by the Certificate Insurer                                      (P&S 5.03xix)             0.00

47 i.    Number of Mortgage Loans 31 to 60 days delinquent                               (P&S 4.01xxxii, 5.03xvi)               38
   ii.   Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent         (P&S 4.01xxxii, 5.03xvi)     2,207,502.95
48 i.    Number of Mortgage Loans 61 to 90 days delinquent                               (P&S 4.01xxxii, 5.03xvi)               10
   ii.   Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent         (P&S 4.01xxxii, 5.03xvi)       700,413.18
49 i.    Number of Mortgage Loans 91 or more days delinquent                             (P&S 4.01xxxii, 5.03xvi)                7
   ii.   Aggregate Principal Balances of Mortgage Loans 91 or more days delinquent       (P&S 4.01xxxii, 5.03xvi)       349,904.66
50 i.    Number of Mortgage Loans in Foreclosure                                       (P&S 4.01xxxiii, 5.03xvii)                1
   ii.   Aggregate Principal Balances of Mortgage Loans in Foreclosure                 (P&S 4.01xxxiii, 5.03xvii)        49,959.11

51       Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed     (P&S 4.01xxxiv, 5.03xviii)             0.00
52       The Aggregate Trust Balances of any Liquidated Loans in the Current Month                 (P&S 4.01xxxv)             0.00

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